Exhibit 99.2

AMMO, Inc. Announces Closing of $18 Million Upsized Public Offering of Common Stock

SCOTTSDALE, Ariz., Dec. 04, 2020 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW ) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, announced today the closing of its previously announced underwritten public offering of 8,564,285 shares of common stock at a price to the public of $2.10 per share (“Offering”). The gross proceeds to AMMO from this Offering were $17,984,998.50, prior to deducting offering expenses, commissions and underwriting discounts. The underwriters have a 45-day option to purchase up to 1,284,643 additional shares of common stock at the public offering price.

Alexander Capital, L.P. and Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as joint bookrunners for the Offering. Lucosky Brookman served as the Company’s legal counsel. Cozen O’Connor served as Underwriter’s counsel.

AMMO’s CEO, Fred Wagenhals, commented that “we are excited to have swiftly closed the Offering and are grateful for the work of the amazing in-house team working in conjunction with our world-class professional advisors to make this happen. With our uplisting to Nasdaq effective on December 1, 2020, the closing of the Offering bolsters AMMO’s ability to continue to disrupt the stagnant ammunition industry while our team continues to work night and day to enhance shareholder value.”

All shares in the Offering were sold by the Company. AMMO anticipates using the net proceeds from the Offering for capital expenditures, new product research and development, upgrading of sales and marketing capabilities and the balance for working capital and general corporate purposes.

The shares of common stock described above were offered by AMMO pursuant to a registration statement on Form S-1 (File No. 333-248800) that was initially filed by the Company with the U.S. Securities and Exchange Commission (SEC) on September 15, 2020 and declared effective by the SEC on November 30, 2020. The Offering was made by means of a written prospectus that forms a part of the registration statement. A final prospectus relating to the Offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov and may also be obtained from Alexander Capital, L.P., 17 State Street, New York, New York 10014, 212-687-5650, info@alexandercapitallp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

Rob Wiley, CFO

AMMO, Inc.

Phone: (480) 947-0001

IR@ammo-inc.com